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                                                               Exhibit 99.(h)(5)

                         BLUE SKY REGISTRATION AGREEMENT

      THIS AGREEMENT effective as of the 1ST DAY OF JULY, 2004, by and AMONG MAIRS AND POWER GROWTH FUND, INC. and MAIRS AND POWER BALANCED FUND, INC., (collectively the "Funds"), both Minnesota corporations, and QUASAR DISTRIBUTORS, LLC, a Delaware limited liability company ("Quasar").

      WHEREAS, the Funds are registered under the Investment Company Act of 1940, as amended ("1940 Act"), as an open-end diversified management companies, and are authorized to issue shares of common stock;

      WHEREAS, each Fund desires to retain Quasar as an agent in connection with the Blue Sky registration of the Shares of the Funds;

      WHEREAS, Quasar is registered as a broker-dealer under the Securities Exchange Act of 1934, as amended (the "1934 Act"), and is a member of the National Association of Securities Dealers, Inc. (the "NASD"); and

      WHEREAS, Quasar is willing to act as an agent for the Funds on the terms and conditions hereinafter set forth.

      NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

      1.    APPOINTMENT OF QUASAR.

      Each Fund hereby appoints Quasar as its agent for the Blue Sky registration of certain Shares of the Funds, subject to the terms and for the period set forth in this Agreement. Quasar hereby accepts such appointment and agrees to act hereunder.

      2.    SERVICES AND DUTIES OF QUASAR.

      (a) Quasar agrees to serve as agent for the Blue Sky registration of Shares of the Funds in compliance with state securities laws, or other jurisdictions as may be mutually agreed upon by each Fund and Quasar.

      (b) The services furnished by Quasar hereunder are not to be deemed exclusive and Quasar shall be free to furnish similar services to others so long as its services under this Agreement are not impaired thereby. Quasar and each Fund recognizes that from time to time officers and employees of Quasar may serve as directors, trustees, officers and employees of other entities (including investment companies), that such other entities may include the name of Quasar as part of their name and that Quasar or its affiliates may enter into distribution, administration, fund accounting, transfer agent or other agreements with such other entities.

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      3.    DUTIES AND REPRESENTATIONS OF THE FUNDS.

      (a) Each Fund represents that it is duly organized and in good standing under the law of its jurisdiction of incorporation and registered as an open-end management investment company under the 1940 Act. Each Fund agree that it will act in material conformity with its Articles of Incorporation, By-Laws, its Registration Statement as may be amended from time to time and resolutions and other instructions of its Board. Each Fund agrees to comply in all material respects with the 1933 Act, the 1940 Act, and all other applicable federal and state laws and regulations. Each Fund represents and warrants that this Agreement has been duly authorized by all necessary action by the Funds under the 1940 Act, state law and each Fund's Articles of Incorporation and By-Laws.

      (b)   The Funds agree to advise Quasar promptly in writing:

            (i) of any correspondence or other communication by the SEC or its staff relating to the Fund, including requests by the SEC for amendments to the Registration Statement or Prospectus;

            (ii) in the event of the issuance by the SEC of any stop-order suspending the effectiveness of the Registration Statement then in effect or the initiation of any proceeding for that purpose;

            (iii) of the happening of any event which makes untrue any statement of a material fact made in the Prospectus or which requires the making of a change in such Prospectus in order to make the statements therein not misleading; and

            (iv) of all actions taken by the SEC with respect to any amendments to any Registration Statement or Prospectus, which may from time to time be filed with the SEC.

      4.    COMPENSATION.

      As compensation for the services performed and the expenses assumed by Quasar under this Agreement Quasar shall be entitled to the fees and expenses set forth in Schedule A to this Agreement which are payable promptly after the last day of each month. Such fees shall be paid to Quasar by the Funds.

      5.    EXPENSES.

      (a) The Funds shall bear all costs and expenses in connection with registration of the Shares with the SEC and related compliance with state securities laws as contemplated under the Blue Sky Compliance Servicing Agreement with U.S. Bancorp Fund Services, LLC, as amended.

      (b) Quasar shall bear the expenses of registration or qualification of Quasar as a dealer or broker under federal or state laws and the expenses of continuing such registration or qualification. Quasar does not assume responsibility for any expenses not expressly assumed hereunder.

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      6.    INDEMNIFICATION.

      (a) Each Fund shall indemnify and hold harmless Quasar and its respective affiliates, officers, directors, agents, employees and controlling persons from all direct or indirect liabilities, losses or costs (including reasonable attorneys' fees) arising from, related to or otherwise connected with any breach by the Funds of any provision of this Agreement.

      (b) Quasar shall indemnify and hold harmless each Fund and its affiliates, officers, directors, agents, employees and controlling persons from and against any and all direct or indirect liabilities, losses or costs (including reasonable attorneys' fees) arising from, related to or otherwise connected with any breach by Quasar of any provision of this Agreement.

      (c) The Agreement of the parties in this Paragraph to indemnify each other is conditioned upon the party entitled to indemnification (the "Indemnified Party") notifying the other party (the "Indemnifying Party") promptly after the summons or other first legal process for any claim as to which indemnity may be sought is served on the Indemnified Party, unless failure to give such notice does not prejudice the Indemnifying Party. The Indemnified Party shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting from it, provided that counsel for the Indemnifying Party who shall conduct the defense of such claim or litigation shall be approved by the Indemnified Party (which approval shall not unreasonably be withheld), and that the Indemnified Party may participate in such defense at its expense. The failure of the Indemnified Party to give notice as provided in this subparagraph (c) shall not relieve the Indemnifying Party from any liability other than its indemnity obligation under this Paragraph. No Indemnifying Party, in the defense of any such claim or litigation, shall, without the written consent of the Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term the giving by the claimant or plaintiff to the Indemnified Party of a release from all liability in respect to such claim or litigation.

      7.    OBLIGATIONS OF THE FUNDS.

      This Agreement is executed by and on behalf of the Funds and the obligations of the Funds hereunder are not binding upon any of the directors, officers or shareholders of the Funds individually but are binding only upon each Funds.

      8.    COUNTERPARTS.

      This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original agreement but all of which counterparts shall together constitute but one and the same instrument.

      9.    GOVERNING LAW.

      This Agreement shall be construed in accordance with the laws of the State of Wisconsin, without regard to conflicts of law principles. To the extent that the applicable laws of the State of Wisconsin, or any of the provisions herein, conflict with the applicable provisions of the 1940 Act, the latter shall control, and nothing herein shall be construed in a manner inconsistent with the 1940 Act or any rule or order of the SEC thereunder.

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      10.   DURATION AND TERMINATION.

      (a) This Agreement shall become effective with respect to the Funds as of the date hereof. Unless sooner terminated as provided herein, this Agreement shall continue in effect for one year from the date hereof. Either party may terminate this agreement on 60 days' written notice

      11.   CONFIDENTIALITY.

      Quasar agrees on behalf of its employees to treat all records relative to the Funds and prior, present or potential shareholders of the Funds as confidential, and not to use such records for any purpose other than performance of Quasar's responsibilities and duties under this Agreement, except after notification and prior approval by the Funds, which approval shall not be unreasonably withheld, and may not be withheld where Quasar may be exposed to civil or criminal proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, when subject to governmental or regulatory audit or investigation, or when so requested by the Funds. Records and information which have become known to the public through no wrongful act of Quasar or any of its employees, agents or representatives shall not be subject to this paragraph.

      12.   MISCELLANEOUS.

      The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. Any provision of this Agreement which may be determined by competent authority to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors. As used in this Agreement, the terms "majority of the outstanding voting securities," "interested person," and "assignment" shall have the same meaning as such terms have in the 1940 Act.

      13.   NOTICE.

      Any notice required or permitted to be given by any party to the others shall be in writing and shall be deemed to have been given on the date delivered personally or by courier service or 3 days after sent by registered or certified mail, postage prepaid, return receipt requested or on the date sent and confirmed received by facsimile transmission to the other parties' respective addresses set forth below:

Notice to Quasar shall be sent to:

      Quasar Distributors, LLC
      Attn; President
      615 East Michigan Street
      Milwaukee, WI 53202

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notice to the Funds shall be sent to:

      Mairs and Power Growth Fund, Inc.
      Mairs and Power Balanced Fund, Inc.
      W1520 First National Bank Building
      332 Minnesota Street
      Saint Paul, MN 55101-1363

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated as of the day and year first above written.


MAIRS AND POWER GROWTH FUND, INC.            QUASAR DISTRIBUTORS, LLC

By: /s/ William B. Frels                     By: /s/ James R. Schoenike
   -------------------------                    --------------------------
                                                 James R. Schoenike

Title: President                             Title: President
      ----------------------                       -----------------------


MAIRS AND POWER BALANCED FUND, INC.

By: /s/ William B. Frels
   -------------------------


Title: President
      ----------------------

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                                   SCHEDULE A
                                     TO THE
                         BLUE SKY REGISTRATION AGREEMENT
                                  BY AND AMONG

                        MAIRS AND POWER GROWTH FUND, INC.
                       MAIRS AND POWER BALANCED FUND, INC.

                                       AND
                            QUASAR DISTRIBUTORS, LLC

                                      FEES

STATE REGISTRATION FEES AND OTHER OUT-OF-POCKET EXPENSES RELATED TO QUASAR

     -    No charge.